UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

This Form 8-K/A is being filed to amend and restate in its entirety Item 5.02 and Item 9.01 of the Form 8-K dated (date of earliest event reported) June 3, 2009, as originally filed with the SEC on June 5, 2009.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On June 3, 2009, Cenveo, Inc. (the “Company”) announced the promotion of Mark S. Hiltwein to President of Field Sales and Manufacturing, the promotion of Kenneth P. Viret to Senior Vice President and Chief Financial Officer, and the promotion of Scott J. Goodwin to Corporate Controller.

Mr. Viret, 47, has been with Cenveo as its Corporate Controller since November 2005.  Prior to Cenveo, he was with Triarc Companies, Inc. from April 2005 to November 2005 as Director to the Chief Accounting Officer. From June 1998 to April 2005, he was Assistant Corporate Controller with Loral Space & Communications.  He is a graduate of Pace University and a Certified Public Accountant.

The terms of employment for Mr. Viret include an annual salary of $300,000 and a bonus opportunity of 100% of his annual salary. Termination benefits upon termination Without Cause or For Good Reason include a lump sum payment equal to $300,000 or his annual base salary in effect at the time of such termination, whichever is greater; $300,000 or his target bonus opportunity for the calendar year in which such termination occurs, whichever is greater; and a $500 per month automobile allowance for 12 months.  Mr. Viret will also immediately vest in all outstanding stock options or other equity grants issued to him as of the date of termination plus all other amounts entitled to under the terms of the Company’s benefit plans, programs and policies through the date of his termination.

If Mr. Viret’s employment is terminated for any other reason, including death or disability or if he voluntarily terminates his employment Without Good Reason, he will be entitled to receive only his base salary through the date of such termination plus all other amounts entitled to under the terms of the Company’s benefit plans, programs and policies through the date of his termination.

On June 8, 2009, Mr. Viret received a 6-year non-qualified stock option grant to purchase 18,000 shares of the Company’s common stock at $4.90 per share.  The option vests in equal annual installments over a four year period ending on the fourth anniversary of the date of grant.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits.

Exhibit
Number	Description

99.1	Press release of Cenveo, Inc. dated June 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2009
CENVEO, INC.

By:	/s/ Timothy M. Davis
Timothy M. Davis
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Cenveo, Inc. dated June 3, 2009